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                                                                    EXHIBIT 10.5

                          CHANGE OF CONTROL AGREEMENT

      This Change of Control Agreement (the "Agreement") is made and entered into effective as of October 4, 2004, by and between James A. Kirkland (the "Executive") and Covad Communications Group, Inc. and its subsidiaries (the "Company").

      SECTION 1. RECITALS.

      A. It is expected that the Company from time to time will consider the possibility of acquisition by another entity, or that a change in control may otherwise occur with or without the approval of the Company's Board of Directors (the "Board"). The Compensation Committee of the Board (the "Committee") recognizes that such consideration can be a distraction to the Executive, an executive officer of the Company, and can cause the Executive to consider alternative employment opportunities. The Committee has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

      B. The Committee believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his or her employment with the Company and to motivate the Executive to maximize the value of the Company upon a Change of Control.

      C. The Committee believes that it is imperative to provide the Executive with certain benefits upon a Change of Control and, under certain circumstances, upon termination of the Executive's employment in connection with a Change of Control, which benefits are intended to provide the Executive with financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

      D. To accomplish the foregoing objectives, the Committee of Directors has directed the Company, upon execution of this Agreement by the Executive, to agree to the terms provided in this Agreement.

      SECTION 2. AGREEMENT. In consideration of the mutual covenants contained in this Agreement, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

      A. Term of Agreement. This Agreement shall terminate upon the earlier of:
(a) the termination of Executive's employment for any reason prior to, and not in connection with, a Change of Control, (b) three (3) years from the effective date of this agreement; or (b) the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

      B. At-Will Employment. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If

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the Executive's employment terminates for any reason, including (without limitation) any termination prior to, and not in connection with, a Change of Control, the Executive shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of the Company's established employee plans and written policies at the time of termination.

      C. Separation Benefits Upon Certain Events Following Change of Control.
If: (1) the Executive's employment is terminated (an "Involuntary Termination") by the surviving entity without Cause (as defined below); or (2) the Executive resigns under circumstances that constitute a Resignation for Good Reason (as defined below) within two (2) years following a Change of Control; Executive shall be entitled to the following separation benefits:

            1. Stock Options and Restricted Stock. The terms of the 1997 Stock Plan and the terms of any agreement with respect to stock options granted for the Company's securities held by the Executive shall govern such stock options and are incorporated herein by reference.

            2. Severance Pay. Executive shall be entitled to receive an amount (less any severance pay received under any other applicable severance plan in effect) equivalent to the total sum of two times his or her current year salary and target bonus , adjusted as follows: If the total sum of two times current salary and target bonus is equal to or over 20% of three times the executive's "base amount" determined for purposes of IRC Section 280G, the executive will receive a gross up for taxes imposed on the executive pursuant to IRC Section 4999; if the total sum of two times current salary and target bonus is less than 20% of three times the executive's "base amount" determined for purposes of IRC
Section 280G, the amount payable under this Plan is capped at 2.99 times the executive's "base amount" determined for purposes of IRC Section 280G.

            3. COBRA Continuation Coverage. Executive's existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for his or her eligible dependents) will end on the last day of the month in which his or her employment terminates. Executive and his or her eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Executive and his or her eligible dependents will be provided with a COBRA election form and notice which describe his or her rights to continuation coverage under COBRA. If Executive is eligible for severance benefits under this Agreement at the time of the termination of employment and Executive timely elects COBRA continuation coverage, then the Company will pay for COBRA coverage for him or her and, if applicable, his or her eligible dependents for two (2) years; provided that such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan. If after eighteen
(18) months or any other time prior to the expiration of two (2) years, the Executive (and his or her eligible dependents) are no longer eligible for COBRA (or CalCOBRA) coverage, Executive will be paid a monthly amount equal to the amount the Company paid for his or her COBRA coverage for the last month of COBRA (or CalCOBRA) coverage, and no more, for the remainder of the two (2) year period. Notwithstanding the foregoing, if at anytime prior to the exhaustion of the two (2) years,

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Executive commences employment with an employer that offers health benefits substantially equal to or better than the health benefit coverage offered by Company to him or her pursuant to COBRA, as determined by Covad, whether or not Executive elects to receive such other health benefits, the payment by the Company of the COBRA coverage cost will terminate as of his or her commencement of such employment. After such period of Company-paid COBRA coverage, Executive (and, if applicable, his or her eligible dependents) may continue COBRA coverage at his or her own expense in accordance with COBRA (or CalCOBRA). No provision of this Agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which Executive must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to him or her, and all his or her other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Agreement. Any such election is Executive's responsibility, not the Company's or a Subsidiary's.

            4. Other Terminations. The Executive shall not be entitled to receive any benefits under this Agreement in the event the Executive's employment terminates: (1) for any reason other than those described in Section 2.C.; (2) prior to, and not in connection with, the occurrence of a Change of Control; or (3) after the two (2) year period following the effective date of a Change of Control.

            5. Execution of Release of Claims. The payment of the benefits listed herein is conditioned on the Executive executing the General Release of All Claims, a copy of which is attached as Exhibit A, within five (5) days after the termination date if the Executive is under age forty (40), or executing the General Release of All Claims, a copy of which is attached as Exhibit B, within forty-five (45) days after the termination date (or any longer period required under the Older Workers Benefit Protection Act) if the Executive is age forty
(40) or over (and does not revoke the agreement to the terms of the release within any applicable revocation period).

      SECTION 3. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

      A. "1934 ACT": the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

      B. "BENEFICIAL OWNER": as defined in Rule 13d-3 of the SEC under the 1934 Act.

      C. "CAUSE": defined as any of the following: (i) conviction of any felony which includes as an element of the crime a premeditated intention to commit the act, (ii) serious misconduct involving dishonesty in the course of employment, or (iii) habitual neglect of Executive's duties (other than on account of disability) which habitual neglect materially adversely affects performance of Executive's duties and continues for 30 days following receipt of notice from the Committee of Directors of the Company (if Executive is an employee of the Company), or the Committee of Directors of a Subsidiary (if Executive is an employee of a Subsidiary), which specifically identifies the nature of the habitual neglect and the duties that are materially adversely affected and states that, if not cured, such habitual neglect constitutes grounds for termination; except that Cause shall not mean: (1) bad judgment or negligence other

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than habitual neglect of duty; (2) any act or omission believed by Executive in good faith to have been in or not opposed to the interest of the Company and its Subsidiaries (without intent to gain, directly or indirectly, a profit to which Executive was not legally entitled); (3) any act or omission with respect to which a determination could properly have been made by the Committee of Directors that Executive met the applicable standard of conduct for indemnification or reimbursement under such employer's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or (4) any act or omission with respect to which notice of termination is given more than 12 months after the earliest date on which any member of the Committee of directors, not a party to the act or omission, knew or should have known of such act or omission. "Cause" for purposes of this Agreement shall also mean Executive's death or "Disability" defined as any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders Executive unable to perform the essential functions of his or her job even with reasonable accommodation.

      D. "CHANGE OF CONTROL": shall include the occurrence of any of the following events:

            1. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            2. A change in the composition of the Committee of Directors of the Company occurring within a two-year period as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Committee of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least a majority of the Incumbent Directors at the time of such election or nomination; or

            3. The consummation of (A) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls the Company or such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) the sale or disposition by the Company of all or substantially all the Company's assets; or

                                       4
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            4. The shareholders approve a plan of complete liquidation of the
Company.

      E. "CODE": the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      F. "EFFECTIVE DATE": means the first date on which a Change of Control occurs during the Agreement Term. Despite anything in this Agreement to the contrary, if the Company terminates the Executive's employment before the date of a Change of Control, and if the Executive reasonably demonstrates that such termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or (b) otherwise arose in anticipation of the Change of Control, then "Effective Date" shall mean the date immediately before the date of such termination of employment.

      G. "RESIGNATION FOR GOOD REASON": shall mean, subject to the right of either party to arbitrate a dispute with respect thereto in accordance with the terms of this Agreement, Executive's resignation as a result of, and within 30 days following:

            1. Executive's position (including offices, titles, reporting requirements and responsibilities), authority and duties are not commensurate in all material respects with the principal position, authority and duties held by, exercised by and assigned to him or her at any time during the 90-day period immediately before the effective date of the Change of Control (for the purposes of this paragraph, if Executive is not the chief legal officer of a public company then his position shall be deemed not to be commensurate in all material respects);

            2. Executive is requested to principally perform services at a location more than 40 miles from the location Executive was performing them during the 90-day period immediately before the effective date of the Change of Control;

            3. A reduction of ten percent (10%) or more in the level of Executive's base salary, bonus, stock options or employee benefits (in the aggregate), other than a reduction implemented with his or her consent or a reduction that is equivalent to a reduction in base salaries, bonus opportunities, stock options and/or employee benefits (in the aggregate), as applicable, imposed on peer executives of the Company (if Executive is an employee of Company) or a Subsidiary (if Executive is an employee of a Subsidiary); or

            4. There is any material reduction in welfare and fringe benefits available to Executive compared to the welfare and fringe benefits available to him or her in the year prior to the effective date of the Change of Control.

      H. "SEC": the Securities and Exchange Commission.

      I. "SUBSIDIARY" OR "SUBSIDIARIES": any corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and any partnership or limited liability company in which Group or any Subsidiary has a direct or indirect interest (whether in the form of voting power or participation in profits or capital

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contribution) of 50% or more. The determination of Subsidiary status shall be made, in the case of a Change of Control, at the time of the occurrence of the event constituting a Change of Control; and in the case of an event relating to employment status or benefits, at the time such event occurs.

      J. "VOTING SECURITIES": means securities of a corporation that are entitled to vote generally in the election of directors of such corporation.

      SECTION 4. NOTICE & ARBITRATION

      A. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Executive shall be addressed to the Executive at the home address that the Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, 110 Rio Robles, San Jose, CA 95134, and all notices shall be directed to the attention of Senior Executive in charge of Human Resources.

      B. Arbitration and Dispute Resolution.

            1. In the event disputes arise between them (other than claims that Employee may have for workers' compensation or unemployment insurance benefits, or claims based on any state or federal law that have been determined by the controlling judicial authority of appropriate jurisdiction not to be arbitrable pursuant to pre-dispute arbitration agreements such as this arbitration provision), both Parties will be bound by this arbitration clause which provides for final and binding arbitration for disputes arising out of or relating to the Employee's employment with the Company, the termination of Employee's employment, and/or any agreements previously or hereafter entered into between Employee and the Company. The parties shall arbitrate such disputes under the most recently issued National Rules for the Resolution of Employment Disputes of the American Arbitration Association. All disputes shall be resolved by a single arbitrator, who shall be an attorney duly admitted to practice in California, selected by the Company and the Employee. Notwithstanding the foregoing, unless otherwise prohibited by applicable law, each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim described above as subject to these arbitration provision, including any claims relevant to the application for provisional relief, and shall not be obligated to post a bond or other security in seeking such relief unless specifically required by law.

            2. Once the arbitration has commenced, both the Company and the Employee shall have the right to conduct normal civil discovery, the extent and quantity of such shall be subject to the discretion of the selected arbitrator. The arbitrator shall have the exclusive authority to resolve any issues relating to the arbitrability of the dispute or the validity or interpretation of this arbitration provision, to rule on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the California Code of Civil Procedure, and shall be empowered to award either Party any remedy at law or in equity

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that the prevailing party would otherwise have been entitled to had the matter been litigated in court. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Costs shall be allocated such that Employee will not incur any costs other than that which would be incurred to file a civil action in the Superior Court for the State of California or other court with proper jurisdiction over the dispute.

            3. BOTH THE COMPANY AND THE EMPLOYEE EXPRESSLY WAIVE ANY RIGHT THAT EITHER PARTY HAS OR MAY HAVE TO A CIVIL JURY TRIAL. ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE ANY SUCH DISPUTE. BOTH PARTIES AGREE THAT NO ACTION MAY BE BROUGHT IN COURT EXCEPT ACTIONS TO COMPEL ARBITRATION, TO OBTAIN THE DISMISSAL OF ACTIONS FILED IN COURT IN CONTRAVENTION OF THIS ARBITRATION AGREEMENT, OR TO SEEK PROVISIONAL RELIEF AS MAY BE ALLOWED BY STATE OR FEDERAL LAW.

            4. Although all claims arising between the parties are subject to arbitration, unless otherwise prohibited by applicable law, each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this Agreement, including any claims relevant to the application for provisional relief, and shall not be obligated to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional injunctive and/or equitable relief, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy.

      SECTION 5. MISCELLANEOUS PROVISIONS.

      A. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Executive's rights hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      B. No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Executive may receive from any other source.

      C. Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by

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the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      D. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and/or concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

      E. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

      F. Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefore to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

      G. Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

      H. No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

      I. Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes unless otherwise expressly noted.

      J. Assignment by the Company. The Company may assign its rights under this Agreement to an affiliate (including a parent or subsidiary), and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

      K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COVAD COMMUNICATIONS GROUP, INC.                 JAMES A. KIRKLAND

By: /s/ Patrick Dillon                           /s/ James A. Kirkland
    ----------------------------------------     -------------------------------
    Patrick Dillon
    Senior Vice President, Organizational
    Transformation

                                       9
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                                    EXHIBIT A

                          GENERAL RELEASE OF ALL CLAIMS

      In consideration of the payments and benefits to be received by me, ______ _______[employee name] under the Covad Communications Group, Inc. Executive Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I. RELEASE AND WAIVER OF ALL CLAIMS

      A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims for unpaid wages, salaries and commissions, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance benefits.

      B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

      C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

            I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II. CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

            I hereby agree and understand that:

      A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

            - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

            - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

      B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

      C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

III. ENTIRE AGREEMENT

            I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

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

IV. NO ADMISSION

            I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

V. SEVERABILITY

            I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

VI. DISPUTE RESOLUTION

            I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or, at my option, in the County where I reside at the time the dispute arises, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers' compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary there from. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

VII. TIME TO CONSIDER AND SIGN GENERAL RELEASE

            I understand that I may have five (5) days after receipt of this General Release within which I may review and consider, discuss with an attorney of my own choosing and at my own expense, and decide whether or not to sign this General Release.

VIII. EFFECTIVE DATE

            I understand that this General Release becomes effective immediately upon signing it.

IX. MISCELLANEOUS ACKNOWLEDGEMENTS

      A. I hereby acknowledge that I understand that, but for my signing of this General Release, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand further that, even if I did not sign this General Release, I would still be entitled to:

            1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

            2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 200_.

Signed this _____ day of ___________, 200_.

                                           _____________________________________
                                                Employee's Signature

                                           _____________________________________
                                                Employee's Name (Printed)

Copies of the signed release or revocation letter should be mailed or faxed to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404

                                    EXHIBIT B

                          GENERAL RELEASE OF ALL CLAIMS

      In consideration of the payments and benefits________ [amount of benefit] to be received by me,_______ [employee name] under the Covad Communications Group, Inc. Executive Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I. RELEASE AND WAIVER OF ALL CLAIMS

      A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance.

      B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

      C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

            I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II. CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

            I hereby agree and understand that:

      A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

            - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

            - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

      B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

      C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

III. ENTIRE AGREEMENT

            I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

IV. NO ADMISSION

            I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

V. SEVERABILITY

            I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

VI. DISPUTE RESOLUTION

            I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or, at my option, in the County where I reside at the time the dispute arises, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers' compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary there from. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

VII. WAIVER

      By signing this Agreement, I acknowledge that:

      a.    I have carefully read, and understand, this Agreement;

      b. I have been given forty-five (45) days to consider my rights and obligations under this Agreement and to consult with an attorney;

      c. I have been provided a notice by the Company, as required by the Older Workers Benefit Protection Act of 1990, that contains information about individuals covered under the Plan, eligibility factors for participation in the Plan, the time limits applicable to the Plan, the job titles and ages of the employees in my organizational unit designated to participate in the Plan and the job titles and ages of the employees in the same organizational unit who have not been designated to participate in the Plan.

      d. The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

      e. I understand that this Agreement is legally binding and by signing it I give up certain rights;

      f. I have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

      g. I knowingly and voluntarily release Covad, including its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives from any and all claims I may have, known or unknown, in exchange for the payments I have obtained by signing this Agreement, and that these payments are in addition to any payments I would have otherwise received if I did not sign this Agreement;

      h. The General Release in this Agreement includes a waiver and release of all claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.); and

      i. This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective, which is eight
            (8) days after I sign it.

VIII. OPPORTUNITY TO REVOKE AND EFFECTIVE DATE

            I understand that this General Release will not become effective until expiration of the seventh (7) day after I sign it; provided that I do not revoke it during those seven (7) days, and that for a period of seven (7) days after I sign this General Release, I may revoke it. I agree and understand that if I decide to revoke this General Release after I sign it, I can do so only by delivering a written notification of my revocation, no later than the seventh day after I sign this General Release, to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404

IX. MISCELLANEOUS ACKNOWLEDGEMENTS

      A. I hereby acknowledge that I understand that, but for my signing of this General Release and failure to revoke it during seven (7) days thereafter, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release or if I sign and then revoke it within seven (7) days thereafter, I would still be entitled to:

            1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

            2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 200_.

Signed this _____ day of ___________, 200_.

                                           _____________________________________
                                                  Employee's Signature

                                           _____________________________________
                                                  Employee's Name (Printed)

Copies of the signed release or revocation letter should be mailed or faxed to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404